UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2020

STARCO BRANDS, INC.

(Exact name of Company as specified in its charter)

Nevada	000-54892	27-1781753
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 26th Street, Suite 200 Santa Monica, CA 90402 (Address of principal executive offices) 818-260-9370 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[x]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act[ ]

ITEM 7.01- REGULATION FD DISCLOSURE

On April 24, 2020 and October 15, 2020, Starco Brands, Inc. (the “Registrant”) and Hearst Magazine Media, Inc. (“Hearst”) entered into two License Agreements (the “License Agreements”) whereby Hearst granted Registrant a non-exclusive, non-transferable license for certain products, logos, channels and trademarks owned by Hearst for product sales.

The foregoing description of the License Agreements does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the License Agreements which are filed herewith as Exhibits 99.1 and 99.2 and incorporated herein by reference.

Item 9.01- Financial Statements and Exhibits

(d) Exhibits

99.1* License Agreement by and between Hearst Magazine Media, Inc. and Starco Brands, Inc. executed April 24, 2020.

99.2* License Agreement by and between Hearst Magazine Media, Inc. and Starco Brands, Inc. executed October 15, 2020.

*Certain information has been excluded from the exhibit because it is not material and would likely cause competitive harm to the Registrant if publicly disclosed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARCO BRANDS, INC.
Dated: November 20, 2020	/s/ Ross Sklar
Ross Sklar
President and Chief Executive Officer